SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)          March 8, 1998
                                                 -------------------------------



                              3-D GEOPHYSICAL, INC.
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             (Exact name of registrant as specified in its charter)


       Delaware                       33-99240                   13-3841601
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(State or Other Jurisdiction        (Commission                 (IRS Employer
         of Incorporation)          File Number)             Identification No.)



 8226 Park Meadows Drive,  Littleton, Colorado                          80124
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 (Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (303) 858-0500
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         (Former name or former address, if changed since last report.)


                       The Exhibit Index appears on Page 6


                                Page 1 of pages.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         3-D Geophysical, Inc. (the "Company"), Western Atlas Inc. ("Western") and WAI Acquisition Corp. have entered into an Agreement and Plan of Merger, dated as of March 8, 1998 (the "Merger Agreement"), pursuant to which the Company will become a wholly-owned subsidiary of Western (the "Merger"). The Merger Agreement, which was unanimously approved by the Company's Board of Directors, provides that WAI Acquisition Corp. will commence a tender offer for any and all outstanding shares of the Company's common stock at a purchase price of $9.65 per share in cash, no later than five business days from the date of the Merger Agreement and, following successful completion of the tender offer, WAI Acquisition Corp. will merge with and into the Company and each remaining outstanding share of the Company's common stock will be converted into the right to receive $9.65 in cash.

         In the event that less than 90% of the shares are tendered, the Company has agreed to call a special meeting of stockholders to vote on the Merger, in which case the Merger will be consummated upon the vote in favor of the Merger by stockholders holding a majority of the outstanding shares of common stock. The tender offer is subject to the satisfaction of a number of customary conditions including among others, expiration of all waiting periods under the Hart-Scott Rodino Antitrust Improvements Act. The Merger Agreement may be terminated by the Company if, prior to the purchase of shares of common stock by Western, the Company's Board of Directors approves an alternative transaction on terms which a majority of the members of the Company's Board of Directors have determined, in good faith and on a reasonable basis and as otherwise provided in the Merger Agreement, to be more favorable to the Company and its stockholders from a financial point of view than the transaction contemplated by the Merger Agreement.

         In connection with the Merger Agreement, the Company has entered into an amendment, dated as of March 6, 1998 (the "Amendment"), to the Rights Agreement, dated as of July 17, 1997, between the Company and American Securities Transfer & Trust, Inc. (the "Rights Agreement") to amend the defined term "Acquiring Person" to provide that neither Western nor WAI Acquisition Corp. will become "Acquiring Persons" as a result of any of the transactions contemplated by the Merger Agreement. Also in connection with the Merger Agreement, each of the Company's executive officers and directors has entered into a Support Agreement pursuant to which they have agreed to tender any shares of the Company's common stock owned by them to Western and to vote such shares in favor of the Merger and Joel Friedman, the Company's Chairman,


                                Page 2 of    pages.

and Luis Ferran, Executive Vice President and President of the Company's Mexican subsidiary, Geoevaluaciones, S.A. de C.V., have each entered into four-year Consulting and Non-Compete Agreements under which they will receive aggregate compensation of $1,000,000 and $500,000, respectively

         The information set forth in the Merger Agreement and the Amendment, attached hereto as Exhibits 2.1 and 2.2, respectively, is incorporated herein by reference.


                                Page 3 of    pages.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


        (a)      Financial Statements.

                 Not required.

        (b)      Pro Forma Financial Information.

                 Not required.

        (c)      Exhibits.

                 2.1 Agreement and Plan of Merger by and among Western Atlas Inc., WAI Acquisition Corp. and 3-D Geophysical, Inc., dated as of March 8, 1998.

                 2.2 First Amendment, dated as of March 6, 1998, to the Rights Agreement, dated as of July 17, 1997, between 3-D Geophysical, Inc. and American Securities Transfer & Trust, Inc.



                                Page 4 of    pages.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           3-D GEOPHYSICAL, INC.

                                            By:/s/ Joel Friedman
                                            --------------------
                                            Name:  Joel Friedman
                                            Title: Chairman


Date:  March 9, 1998


                                Page 5 of     pages.

                                  EXHIBIT INDEX

Exhibit                                                                    Page



2.1 Agreement and Plan of Merger by and among Western Atlas Inc., WAI Acquisition Corp. and 3-D Geophysical, Inc. dated as of March 8, 1998.

2.2 First Amendment, dated as of March 6, 1998, to the Rights Agreement, dated as of July 17, 1997, between 3-D Geophysical, Inc. and American Securities Transfer & Trust, Inc.


                                Page 6 of    pages.